UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
The Securities Exchange Act of 1934
Date of Report (Date of Earliest Event Reported): July 28, 2016

HOMESTREET, INC.
(Exact name of registrant as specified in its charter)

Washington	001-35424	91-0186600
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
601 Union Street, Ste. 2000, Seattle, WA 98101
(Address of principal executive offices) (Zip Code)
(206) 623-3050
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments To Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 28, 2016, the board of directors (the “Board”) of HomeStreet, Inc. (the “Company”) adopted amendments to the Company’s Amended and Restated Bylaws (the “Bylaws”) to add majority voting procedures for the election of directors in uncontested elections. In an uncontested election, nominees must receive more “for” than “against” votes to be elected. The term of any director who does not receive a majority of votes cast in an election held under that standard terminates on the earliest to occur of: 1) 90 days after the date election results are certified; 2) the date the director resigns; or 3) the date the Board fills the position. The bylaw amendment provides that an election is considered “contested”, and thus held under a plurality standard, if there are shareholder nominees for director pursuant to the Company’s advance notice provision who are not withdrawn by the advance notice deadline set forth in Section 1.13 of the Bylaws. This amendment was adopted following approval by the Company’s shareholders of a shareholder proposal presented at our annual meeting directing the Company to adopt a majority voting standard for directors in uncontested elections.
The preceding is qualified in its entirety by reference to the Bylaws, as amended, which are attached hereto as Exhibit 3.1 and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

(d) Exhibits
Exhibit 3.1 Amended and Restated Bylaws of HomeStreet, Inc.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: August 2, 2016.

HomeStreet, Inc.

By:	/s/ Godfrey B. Evans
Godfrey B. Evans
Executive Vice President, Chief Administrative
Officer, General Counsel and Corporate Secretary